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                                                            EXHIBIT 23.6


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Safeguard Scientifics, Inc. on Amendment No. 1 to Form S-3 of our report dated February 24, 1999 (relating to the financial statements of OAO Technology Solutions, Inc. not presented separately therein) appearing in the Annual Report on Form 10-K of Safeguard Scientifics, Inc. for the year ended December 31, 1998.


We also consent to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.



/S/ Deloitte & Touche LLP

McLean, VA
November 30, 1999